NB Bancorp, Inc. and Needham Bank Executive Annual Incentive Plan

1.Background and Purpose.
1.1Purpose. The purpose of the NB Bancorp, Inc. and Needham Bank Executive Annual Incentive Plan (the “Plan”) is to align the interests of its senior executives with the interests of the Company and shareholders in obtaining superior financial results.
1.2Effective Date. The Plan is effective as of January 1, 2026 (the “Effective Date”), and shall remain in effect until it has been terminated pursuant to Section 8.6.
2.Definitions. The following terms shall have the following meanings:
2.1“Affiliate” means any corporation or other entity controlled by the Company.
2.2 “Award” means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1.
2.3“Bank” means Needham Bank, and any successor thereto.
2.4 “Base Salary” means the Participant's annualized rate of base salary on the last day of the Performance Period before (a) deductions for taxes or benefits and (b) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.
2.5 “Board” means the Board of Directors of the Holding Company and the Bank, as constituted from time to time.
2.6 “Cause” means:
(a)If the Participant is a party to an employment agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein; or
(b)If no such agreement exists, or if such agreement does not define Cause:
(i)the Participant's failure to perform the Participant's duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)the Participant's engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company or its Affiliates;
(iii)the Participant's embezzlement, misappropriation or fraud, whether or not related to the Participant's employment with the Company;

(iv)the Participant's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs the Participant's ability to perform services for the Company or results in material harm to the Company or its Affiliates;
(v)the Participant's violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or
(vi)the Participant's violation of any restrictive covenants entered into between the Participant and the Company or the Company’s Code of Conduct.
2.7“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.
2.8“Committee” means the Compensation Committee appointed by the Board to administer the Plan pursuant to Section 3.1.
2.9“Company” means NB Bancorp, Inc. and its wholly-owned subsidiary Needham Bank collectively, and any successors thereto.
2.10“Disability” means, unless otherwise defined in an employment agreement between the Participant and the Company, total and permanent disability in accordance with the Company's long-term disability plan.
2.11“Holding Company” means NB Bancorp, Inc., and any successor thereto.
2.12“Maximum Award” means as to any Participant for any Plan Year, 125% of the Performance Goals.
2.13“Participant” means as to any Performance Period, the senior management executive of the Bank or an Affiliate who is designated by the Committee to participate in the Plan for that Performance Period.
2.14“Performance Criteria” means the performance criteria upon which the Performance Goals for a particular Performance Period are based, or such other criteria as determined by the Committee in accordance with Section 5.2.
2.15“Performance Goals” means the goals selected by the Committee, in its discretion, to be applicable to a Participant for any Performance Period. Performance Goals shall be based upon one or more Performance Criteria. Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award will be paid and may also include a maximum level of performance above which no additional Award amount will be paid.
2.16“Performance Period” means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be the Plan Year.

2.17“Plan” means the NB Bancorp, Inc. and Needham Bank Executive Annual Incentive Plan, as hereafter amended from time to time.
2.18“Plan Year” means the Company’s fiscal year, which commences on January 1st and ends on December 31st.
2.19“Pro-Rated Award” means an amount equal to the Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate for only a portion thereof/the Target Award, multiplied by a fraction, the numerator of which is the number of days the Participant was actively employed by the Company or an Affiliate during the Performance Period and the denominator of which is the number of days in the Performance Period.
2.20“Target Award” means the target award payable under the Plan to a Participant for a particular Performance Period, expressed as a percentage of the Participant's Base Salary.
3.Administration.
3.1Administration by the Committee. The Plan shall be administered by the Committee.
3.2Authority of the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (a) designate Participants; (b) determine the terms and conditions of any Award; (c) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (d) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument or agreement relating to, or Award granted under, the Plan; (e) establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Plan; and (f) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
3.4Delegation by the Committee. The Committee, in its sole discretion, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its responsibility to make Awards to executive officers.
3.5Agents; Limitation of Liability. The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.Eligibility and Participation.
4.1Eligibility. Only senior management executive level employees of the Company and its participating Affiliates are eligible to participate in the Plan.
4.2Participation. The Committee, in its discretion, shall select the persons who shall be Participants for each Performance Period. Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period. An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.
5.Terms of Awards.
5.1Determination of Target Awards. Prior to, or reasonably promptly following the commencement of each Performance Period, the Committee, in its sole discretion, shall establish the Target Award, the payment of which shall be conditioned on the achievement of the Performance Goals for the Performance Period.
5.2Determination of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, the Committee, in its sole discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining the percentage of the Target Award which may be payable based upon the level of attainment of the Performance Goals for the Performance Period. The Performance Goals shall be based on one or more Performance Criteria, each of which may carry a different weight.
5.3Adjustments. The Committee is authorized to adjust or modify the calculation of a Performance Goal for a Performance Period in its sole discretion.
6.Payment of Awards.
6.1Determination of Awards.
(a)Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved or exceeded. Subject to Section 6.1(c), if the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.
(b)To the extent that the Performance Goals are achieved, the Committee shall then determine the amount of each Participant's Award.
(c)In determining the amount of each Award, the Committee may reduce, eliminate, or increase the amount of an Award if, in its sole discretion, such reduction, elimination, or increase is appropriate.
(d)In no event shall the amount of an Award for any Plan Year exceed the Maximum Award.

6.2Form and Timing of Payment. Except as otherwise provided herein, as soon as practicable following the Committee's determination pursuant to Section 6.1 for the applicable Performance Period, each Participant shall receive a cash lump sum payment of their Award, less required withholding. In no event shall such payment be made later than ninety (90) days following the end of the Performance Period.
6.3Employment Requirement. No Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate on the date that Awards are paid.
7.Termination of Employment.
7.1Employment Requirement. Except as otherwise provided in Section 7.2, if a Participant's employment terminates for any reason prior to the date that Awards are paid, all of the Participant's rights to an Award for the Performance Period shall be forfeited. However, the Committee, in its sole discretion, may pay a Pro-Rated Award, subject to the Committee's determination that the Performance Goals for the Performance Period have been met. Such Pro-Rated Award will be paid at the same time and in the same manner as Awards are paid to other Participants. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, the Participant shall in all cases forfeit any Award not already paid.
7.2Termination of Employment Due to Death or Disability. If a Participant's employment is terminated by reason of the Participant's death or Disability during a Performance Period or following a Performance Period but before the date that the Award is paid, the Participant or their beneficiary will be paid a Pro-Rated Award or the Award that would otherwise be payable if the Participant remained employed through the date that the Award is paid. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines that the Participant is Disabled. Payment of such Award or Pro-Rated Award, as applicable, will be made at the same time and in the same manner as Awards are paid to other Participants.
8.General Provisions.
8.1Compliance with Legal Requirements. The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
8.2Non-transferability. A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan may not be assigned, pledged, or transferred, except in the event of the Participant's death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution.
8.3No Right to Employment. Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.
8.4No Right to Award. Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant and participation in the

Plan in one Performance Period does not connote any right to become a Participant in the Plan in any future Performance Period.
8.5Withholding. The Company shall have the right to withhold from any Award, any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.
8.6Amendment or Termination of the Plan. The Committee may, at any time, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.
8.7Unfunded Status. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
8.8Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of Massachusetts without regard to conflicts of law.
8.9Beneficiaries. To the extent that the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made by will or the laws of descent or distribution.
8.10Section 409A of the Code. It is intended that payments under the Plan shall be exempt from the requirements of Section 409A of the Code. In the event that any Award does not qualify for exempt treatment, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan are either exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.
8.11Expenses. All costs and expenses in connection with the administration of the Plan shall be paid by the Company.
8.12Section Headings. The headings of the Plan have been inserted for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such headings, shall control.

8.13Severability. In the event that any provision of the Plan shall be considered illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.
8.14Gender and Number. Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural shall include the singular, and the singular shall include the plural.
8.15Non-exclusive. Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.
8.16Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan shall be in writing and directed to the Compensation Committee of the Company at 1063 Great Plain Ave, Needham, MA 02492.
8.17Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.
8.18Clawback. Notwithstanding any other provision of the Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

The action permitted to be taken by the Board under this Section 8.18 is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.